UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 19, 2008

EL PASO NATURAL GAS COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-2700	74-0608280
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On October 17, 2005, El Paso Natural Gas Company (EPNG) announced the expiration of our consent agreement with the Navajo Nation covering rights-of-way crossing lands held by the United States in trust for the Navajo Nation.  On January 17, 2006, we announced we had reached an interim agreement with the Navajo Nation extending the tribal consent agreement from October 17, 2005 to December 31, 2006, which allowed negotiations on a long-term renewal to continue.

On May 14, 2008, EPNG and the Navajo Nation executed a preliminary agreement on the fundamental economic terms of a tribal consent extension through October 17, 2025.  Under the preliminary agreement, EPNG will make payments to the Nation covering the period from January 1, 2007 through October 17, 2008.  The parties also undertake to achieve, in good faith, a final agreement by June 30, 2008. The final outcome of those efforts cannot be determined at this time.

Approximately 900 looped miles of the northern mainline of our pipeline system traverse lands held in trust by the United States for the Navajo Nation.  Those lands are the subject of various right-of-way agreements between us and the United States, with the consent of the Navajo Nation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO NATURAL GAS COMPANY

By:	/s/ John R. Sult
John R. Sult
Senior Vice President, Chief Financial Officer and Controller
(Principal Accounting and Financial Officer)

Dated:  May 19, 2008